Exhibit 99

Release Date:	Further Information:

IMMEDIATE RELEASE	David J. Bursic
July 26, 2021	President and CEO
Phone: 412/364-1911

WVS FINANCIAL CORP. ANNOUNCES

QUARTERLY CASH DIVIDEND

WVS Financial Corp. (NASDAQ: WVFC) announced today that its Board of Directors declared a regular $0.10 cash dividend on the common stock of the Company, payable on August 19, 2021 to the stockholders of record at the close of business on August 09, 2021.

WVS Financial Corp. owns 100% of the outstanding common stock of West View Savings Bank. The Savings Bank is a Pennsylvania-chartered, FDIC insured savings bank, which conducts business from six offices located in the North Hills suburbs of Pittsburgh, Pennsylvania.

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